Exhibit 23.3



                         CONSENT OF INDEPENDENT AUDITOR


We hereby consent to the incorporation by reference in this Form 10-KSB of our report dated January 9, 2004, which appears on page 11 of the 2003 Annual Report to Shareholders of Transbotics Corporation.



McGLADREY & PULLEN, LLP


Charlotte, North Carolina
February 24, 2004






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